First Amendment to the
Black Hills Corporation
Nonqualified Deferred Compensation Plan
(As Amended and Restated effective January 1, 2011)

December 31, 2018

WHEREAS, Black Hills Corporation (the "Company") maintains the Black Hills
Corporation Nonqualified Deferred Compensation Plan (As Amended and Restated effective January 1, 2011) (the "Plan");

WHEREAS, the Company desires to adopt the Black Hills Corporation 2019 Nonqualified Deferred Compensation Plan Post 2018 as the successor to the Plan, effective as of January 1, 2019;

WHEREAS, in connection with the foregoing, the Company desires to amend the Plan, effective as of December 31, 2018, in order to freeze all participation and deferrals under the Plan, such that no new participants will be added to the Plan after December 31, 2018, and no further deferrals will be credited under the Plan for existing participants with respect to any calendar year after 2018, other than earnings credited on existing account balances, and to make certain other clarifying and ministerial revisions to the Plan; and

WHEREAS, the Benefits Committee of Black Hills Corporation (the "Committee") has the right, authority and power to approve, adopt and execute any (a) non-material amendment to the Plan, or (b) any amendment to the Plan that is required to maintain the Plan's compliance with applicable law, regulation or other authoritative guidance, each as determined by the Chairperson of the Committee.

NOW, THEREFORE, the Plan is hereby amended as set forth herein, effective as of December 31, 2018.

1. Section 2(o) of the Plan is amended to read in its entirety as follows:

'"Elective Contributions' shall mean a Participant's Base Salary Contributions, Incentive Contributions, Performance Share Contributions and RSU Contributions, as applicable, with respect to a Plan Year ending on or before December 31, 2018."

2.	Section 2(y) of the Plan is amended to read in its entirety as follows:

"'Non-elective Contributions' shall mean RSP Supplemental Contributions, Supplemental Target Contributions, Supplemental Retirement Contributions, and/or Supplemental Matching Contributions, as applicable, with respect to a Plan Year ending on or before December 31, 2018."

3.Section 3 of the Plan is amended by adding a new sentence at the end thereof to read as follows:
"Notwithstanding any other provision of the Plan to the contrary, in no event will any Employee become newly eligible to be a Participant in the Plan after December 31, 2018."

4.Section 4 of the Plan is amended by adding a new Section 4.10 at the end thereof to read in its entirety as follows:

"4.10 Notwithstanding any other provision of the Plan to the contrary, in no event will any Elective Contributions or Non-elective Contributions be credited to any

Participant's Elective Account or Non-elective Account, respectively, for any Plan Year beginning after December 31, 2018"

5.Section 7.3 of the Plan is amended by revising the sixth and final sentence thereof to read in its entirety as follows:

"The Participant's election (or deemed election), which may be made on a separate Plan Year basis to the extent permitted by the Employer, shall remain in effect until a subsequent election, if any, is made and becomes effective under Section 7.4."

6.	Section 7.4 of the Plan is amended by revising the second and final sentence thereof to read in its entirety as follows:

"The Participant's election under this Section 7.4, which may be made on a separate Plan Year basis to the extent permitted by the Employer, shall remain in effect until a new subsequent election, if any, is made and becomes effective under this Section 7.4."

7.	Section 20 of the Plan is amended to read in its entirety as follows:

"Withholding. The Employer may withhold or cause to be withheld from any amounts payable under the Plan all federal, state, local and other taxes as shall be legally required to be withheld. Further, with respect to any federal, state, local and other taxes that may be required to be withheld at any time as a result of the crediting, vesting or payment of benefits under the Plan, the Employer shall have the right to (a) require a Participant to pay or provide for payment of any such taxes, or (b) withhold any such taxes from any compensation otherwise payable in cash to the Participant.

8.Section 21.1 of the Plan is amended by adding a new sentence at the end thereof to read in its entirety as follows:

"Although the Company intends for the Plan to comply with Code Section 409A, the tax treatment of benefits under the Plan is not warranted or guaranteed, and neither the Company, any other Employer, the Committee, nor the Board of Directors (nor any of their delegates) shall be held liable for any taxes, interest, penalties or other monetary amounts that may be owed by any Participant, Beneficiary or other taxpayer claiming benefits hereunder."

9.	Except as explicitly set forth herein, the Plan will remain in full force and effect.

IN WITNESS WHEREOF, Black Hills Corporation has caused this amendment to be executed by the undersigned duly authorized person on this 16th day of November, 2018.
BLACK HILLS CORPORATION

By: /s/ Richard Kinzley
Name: Richard Kinzley
Title: Senior Vice President and Chief Financial Officer